UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2003

AMERICAN FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)

1-13653 (Commission File Number)	31-1544320 (IRS Employer Identification No.)

One East Fourth Street
Cincinnati, Ohio 45202
(Address of principal executive offices including Zip Code)

Registrant's telephone number, including area code:  (513) 579-2121

TABLE OF CONTENTS

Item 5.  Other Events and Required FD Disclosure

Item 7.  Financial Statements and Exhibits

SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 99.1

Item 5.  Other Events and Required FD Disclosure.

     A copy of the press release issued by American Financial Group, Inc. on November 20, 2003 is furnished herewith on Exhibit 99.1.

Item 7.  Financial Statements and Exhibits.
    Financial statements of business acquired.  Not applicable.
    Pro forma financial information. Not applicable.
    Exhibits.

Exhibit No.	Description

99.1	Press release, dated as of November 20, 2003, announcing the completion of the merger with its subsidiary American Financial Corporation.

1

SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registration has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
AMERICAN FINANCIAL GROUP, INC.

Dated: November 21, 2003	By: Karl J. Grafe
Karl J. Grafe
Assistant General Counsel & Assistant Secretary

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INDEX TO EXHIBITS
99.1	Press release, dated as of November 20, 2003, announcing the completion of the merger with its subsidiary American Financial Corporation.

3

Exhibit 99.1

AMERICAN FINANCIAL GROUP, INC.

NEWS RELEASE

AMERICAN FINANCIAL GROUP ANNOUNCES

COMPLETION OF ITS MERGER WITH

AMERICAN FINANCIAL CORPORATION

Cincinnati, Ohio - November 20, 2003 - American Financial Group, Inc. (NYSE: AFG) announced today that it has completed its merger with its subsidiary, American Financial Corporation ("AFC"). The merger significantly increases AFG shareholders' equity and simplifies the structure of the company and its subsidiaries.

Holders of over 75% of AFC's shares of Series J Preferred Stock, voting at a special meeting of AFC shareholders, voted to approve the merger. As a result, AFC and its immediate parent company, AFC Holding Company, merged with and into AFG. AFC's Series J Preferred shareholders are now entitled to receive $26.00 per share in common stock of AFG, along with a cash payment of 10-1/2 cents per share representing accrued dividends on the Series J Preferred from November 1 to November 20, 2003. Cash will also be paid in lieu of fractional shares of AFG common stock. The exchange rate is 1.1434 shares of AFG common stock for each share of AFC Series J Preferred.

Letter of transmittal forms are being sent to all record holders of Series J preferred stock today. Shareholders are asked to complete and return the forms to the Company along with the certificate(s) representing their shares.

In the merger, approximately $72 million of AFC preferred stock was converted into approximately 3.3 million shares of AFG common stock. As previously reported, the conversion of AFC preferred stock to AFG common equity and the elimination of deferred tax liabilities associated with AFC's holding of AFG stock, will result in a 12% to 15% increase in AFG shareholders' equity.

Through the operations of Great American Insurance Group, AFG is engaged primarily in property and casualty insurance, focusing on specialized commercial products for businesses, and in the sale of annuities, life and supplemental health insurance products.

Forward Looking Statements

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections.

Actual results could differ materially from those expected by AFG depending on certain factors including but not limited to: changes in economic conditions including interest rates, performance of securities markets, and the availability of capital, regulatory actions, changes in legal environment, judicial decisions and rulings, tax law changes, and other changes in market conditions that could affect AFG's insurance operations.

Contact:	Web Sites:

Anne N. Watson Vice President - Investor Relations (513) 579-6652	www.amfnl.com www.GreatAmericanInsurance.com

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